UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2017

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 1, 2017, the Board of Directors of Galaxy Gaming, Inc. (the “Company”) approved the appointment of Harry C. Hagerty (“Mr. Hagerty”) as the Company’s Chief Financial Officer, Secretary and Treasurer.  Mr. Hagerty will also be the Company’s Principal Financial Officer.  Mr. Hagerty replaces Robert Saucier who has served as interim Chief Financial Officer since December 31, 2016.

Mr. Hagerty joined the Company in February 2017 as a financial consultant to the Company.  From March 2002 through May 2004, Mr. Hagerty served as CFO of Caesers Entertainment, Inc. and from July 2004 through July 2007, Mr. Hagerty served as CFO of Global Cash Access Holdings, Inc.  Mr. Hagerty serves as President and CFO of Sightline Payments, LLC, a privately-held company that is innovating payment systems for gaming systems, and has served in such capacity since December 2011.  None of these parties is an affiliate of the Company.

In connection with his appointment, on May 1, 2017 the Company entered into an employment agreement (the “Agreement”) with Mr. Hagerty.  The term of the Agreement continues through April 30, 2020.  Pursuant to the Agreement, Mr. Hagerty shall receive a base salary of $120,000 and be eligible for bonuses if and as approved by the Compensation Committee of the Company’s Board of Directors.  In addition, pursuant to the Agreement, Mr. Hagerty will be granted an option to purchase 400,000 shares of the Company’s common stock at a price per share of $0.60, subject to vesting and other conditions.

This disclosure does not purport to list all of the provisions of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017.

There are no family relationships between Mr. Hagerty and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Hagerty.

Item 8.01Other Events

On May 3, 2017, the Company issued a press release announcing the appointment of Mr. Hagerty as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

ExhibitDescription

99.1Press release dated May 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 3, 2017

GALAXY GAMING, INC.

        By:  /s/ Robert B. Saucier

         Robert B. Saucier

          Chief Executive Officer

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